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                                                                  EXHIBIT 99.1
FOR IMMEDIATE RELEASE

                                           Contact:  Jane Whaley
                                                     Investor Relations
                                                     Exodus Communications, Inc.
                                                     (408) 346-2191
                                                     jane.whaley@exodus.net

                                                     Maureen O'Connell
                                                     Corporate Communications
                                                     Exodus Communications, Inc.
                                                     (408) 346-2218
                                                     maureen.oconnell@exodus.net



                       EXODUS COMMUNICATIONS ANNOUNCES
                        PROPOSED PRIVATE OFFERING OF
                   CONVERTIBLE SUBORDINATED NOTES DUE 2006



SANTA CLARA, CA, February 22, 1999 - EXODUS COMMUNICATIONS, INC. (Nasdaq: EXDS) today announced that it intends, subject to market and other conditions, to raise $200 million (not including an over-allotment option of up to $50 million) through a private offering of convertible subordinated notes. The offering will be made to qualified institutional buyers.

The Company stated that it intends to use the net proceeds of the offering primarily to finance the purchase of assets or businesses to be used in its system and network management business.

The notes are convertible into shares of Exodus' common stock and will have a seven-year term. No other terms were disclosed.

The notes have not been registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About Exodus

Exodus Communications is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. The Company manages Internet Web sites and its network infrastructure from eight Internet Data Centers in the San Francisco (3), Los Angeles, New York, Boston, Washington, D.C. and Seattle metropolitan areas and a server hosting facility in London. Exodus has announced the planned addition of new Internet Data Centers in Chicago and London and second Internet Data Centers in Seattle and Washington, D. C. Exodus' wholly-owned subsidiary, Arca Systems is a premier provider of advanced network and system security consulting services. Arca designs and develops state-of-the-art security technology solutions for complex and sensitive information networks and systems.
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Forward-Looking Statements

This press release contains forward-looking statements including statements related to the proposed private offering of the convertible subordinated notes. The matters discussed in this press release involve risks and uncertainties described from time to time in Exodus' filings with the Securities and Exchange Commission ("SEC"). In particular, see "Factors Affecting Operating Results--Our Substantial Leverage and Debt Service Obligations Adversely
Affect Our Cash Flow" and "--We Are Subject to Restrictive Covenants That
Limit Our Flexibility" in Exodus' annual report on form 10-K filed with the SEC. Exodus does not assume any obligation to update the forward-looking information contained in this press release.

# # #

Exodus, Exodus Communications and Arca Systems are trademarks of Exodus Communications, Inc. and may be registered in certain jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.


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